Exhibit 10.10
Form of Orban/CRL International Dealer Agreement used from and after May 8, 2002


[CRL Systems logo]                                     [Orban logo]

2522 W. Geneva Dr.                                     1525 Alvarado St.
Tempe, AZ USA 85282                                    San Leandro, CA USA 94577
Tel 1(602)438-0888                                     Tel 1(510)351-3500
Fax 1(602)438-8227                                     Fax 1(510)351-0500



                   ORBAN / CRL INTERNATIONAL DEALER AGREEMENT


THIS AGREEMENT DATED May 8, 2002 by and between CRL Systems, Inc., doing business as Orban / CRL, a Nevada Corporation, having its principal place of business at 1525 Alvarado Street, San Leandro, California, 94577 USA, a subsidiary of Circuit Research Labs, Inc., an Arizona Corporation with principal offices located 2522 West Geneva Drive, Tempe, Arizona, 85282 USA (hereinafter called the "Company"), and

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

a ____________________ corporation (hereinafter called "Dealer").

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first herein above written.

[DEALER]

By:________________________________________

Title:_____________________________________

Witnessed by:______________________________


CRL Systems, Incorporated

By:________________________________________

Title:  President/CEO/Chairman

Witnessed by:______________________________


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WITNESSETH:

WHEREAS, the Company markets high quality broadcast audio signal processing electronics products, audio codec equipment and MP3 recorders/players, and professional audio editing systems, which are sold under the Orban and CRL brand names; WHEREAS, the sale and distribution of Company products is ensured through a network of specialized dealers which meet high standards of technical competence and have personnel with the required special skills to sell Company products; WHEREAS, Dealer represents that it has extensive expertise and knowledge in marketing and desires to join the Company's network of dealers and to devote itself to the sale of Company products, and to the rendering of services related to these products, on the terms and conditions herein set forth; WHEREAS, the Company and Dealer desire that Dealer be appointed as an authorized dealer for the products for a limited period, as provided in this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good, sufficient and valuable consideration, receipt of which is hereby specifically acknowledged, the parties hereto hereby agree as follows:

1.   OWNERSHIP AND OPERATION OF DEALER

     a. This Agreement has been entered into by the Company with Dealer in reliance (i) upon Dealer's representation and agreement that the following person(s) substantially participate(s) in the management of the Dealer, and
     (ii) upon the representation and agreement that the following person(s) shall have full managerial authority and responsibility for the operating management of Dealer in the performance of this Agreement with respect to the sale of the Products:

     Name: ______________________________ Date:__________________________
     Title:______________________________

     b. In the event of any change in the ownership of said named person(s) in Dealer, or of any change in the managerial authority or responsibility of said named person(s) in Dealer, Dealer shall give prior written notice thereof (except in the event of a change caused by the death of any such person(s), in which case Dealer shall give immediate notice thereof) in writing to the Company; in any such case the Company may terminate this Agreement for cause pursuant to paragraph 12.b.(ii) hereof, or may waive such right of termination and agree with the Dealer to any appropriate amendment to this Agreement.

2.   DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings set forth below:

     a. "Products" shall mean those products of the Company Dealer is authorized to sell under this Agreement as more fully described in paragraph 3.a

     b. "Authorized Location(s)" shall mean, collectively, Dealer's sales offices at the authorized locations specifically identified in Exhibit A to this agreement.

     c. "Territory" shall mean the geographic area in which Dealer has primary responsibility of selling and servicing the Products as described in Exhibit A to this agreement.

3.   APPOINTMENT

     a. The Company hereby appoints Dealer and Dealer hereby accepts appointment as the Company's authorized dealer for the Products manufactured and/or sold by the Company which are indicated below and as described in Exhibit C:


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         AM and FM broadcast processing products,
         TV broadcast processing products,
         Internet products,
         Specialized processing products,
         Digital audio editing products,
         Audio codecs and MP3 equipment

     b. Dealer's appointment as an authorized dealer shall be as a Nonexclusive Dealer.

     c.  Dealer's Territory is set forth in Exhibit A to this agreement.

     d. This Agreement shall become effective only upon its execution by Dealer and its acceptance and execution by the Company and transmittal to Dealer.

     e. Dealer acknowledges that no representations of any nature have been made to it as to the possibility that the Company will continue its business relationship with Dealer upon the termination or expiration of this Agreement.

4.   PERFORMANCE STANDARDS

     a. Dealer undertakes and agrees to purchase those products as are set forth in paragraph 3.a of this Agreement.

     b. Dealer agrees to maintain at all times during the term of this Agreement a business office and sales presence at each Authorized Location for the sale of the Products.

     c. Dealer and its staff shall be intimately conversant with the technical language conventional to broadcast signal processing electronics products and ISDN/TPP/UP/IP audio codecs in general and shall possess complete knowledge concerning the Company's Products and their specifications, features and the Product's benefits. Dealer shall conduct any sales training of its personnel that may be necessary to impart such knowledge and shall extend complete cooperation to the Company in any Product education programs that Company may establish.

     d. Dealer acknowledges the importance of the Company having creditworthy dealers. Dealer agrees to abide by the credit policies and credit standards established by the Company from time to time in the Company's sole discretion, and agrees to furnish to the Company from time to time, as the Company may reasonably request, financial statements of the Dealer and other financial information relevant to the creditworthiness of the Dealer.

     e. Dealer shall at no time engage in "bait and switch" practices or any other unfair trade practices with respect to the Products and shall make no false or misleading representations with regard to the Company or the Products. Dealer shall make no representations to customers or to the trade with respect to the specifications or features of the Products except as may be previously approved in writing or published by the Company.

     f. Dealer shall advise the Company promptly concerning any information that may come to its attention as to charges, complaints or claims about the Company or the Products by customers or other persons.

     g. Dealer warrants and represents that it has the capacity to sell the Products at retail to end users, any by executing this Agreement, Dealer warrants and represents that it shall continue to maintain such capacity by qualifying at all times in the manner set forth in this Agreement and by adhering to the Company's sales policies and other standards as set forth herein and as may be set forth in writing from time to time by the Company.

     h. Dealer agrees to engage actively in marketing, advertising and promotional efforts and to market the Company's Products aggressively.


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     i.  All costs and expenses incurred by the Dealer in performance of this
     Agreement, including without limitation in connection with all rentals, salaries, commissions, taxes, licenses, permits, telephone, fax, e-mail, promotional, advertising and travel expenses, shall be paid by Dealer and Dealer shall not be entitled to any payment or reimbursement therefore from the Company, with the exception of expenses incurred for co-op advertising and such promotional programs as the Company in its sole discretion may choose to engage in from time to time, the payment of which will be governed by such policy bulletins, Price Lists (as hereinafter defined) and related materials as may be notified to the Dealer by Company from time to time.

     j. Dealer agrees to comply with all applicable U.S. federal and state laws and regulations and the laws and regulations of the Territory in performing its obligations under this Agreement. In particular, Dealer shall comply with any U.S. law or regulation that restricts or regulates the sale of U.S. origin goods or goods based on U.S. origin technology, including rules and regulations issued by the U.S. Department of State, the U.S. Treasury Department and the U.S. Department of Commerce. The Company may request such information, which Dealer shall supply, as required to enable the Company to comply fully with the requirements of the applicable laws of the United States and the Territory. Dealer shall not offer, promise or give, directly or indirectly, anything of value to any government official, political party official, political candidate or employee thereof or to any third party while knowing that such item of value or any portion thereof may be offered, promised or given to a government official, political party official, political candidate or employee thereof for the purpose of obtaining or retaining business.

     k. Dealer agrees to promote the goodwill and name of the Company and to do everything within its capacity to further the interests of the Company.

     l. Dealer shall conduct its operations in a manner, which will not adversely affect the high image, credibility and reputation of the Company and the Products.

     m. Subject to applicable law, the Company shall have the right to impose performance standards other and different than those set forth herein at any time in its sole and exclusive discretion.

     n. Dealer shall not sell or ship Products outside of Dealers assigned Territory, without prior approval from the Company, or unless the Territory assigned in Exhibit A includes such geographical areas.

     o. Dealer agrees not to sell or otherwise transfer the Products to any person or entity for resale, other than an authorized Company dealer, without the prior written consent of the Company.

     p. Dealer shall procure and, at all times, maintain an all risk liability insurance policy for an amount of not less than one million dollars.

     q. Dealer agrees to abide by any and all terms and conditions as set forth in the supplemental materials to this agreement.

5.   PRICES AND PAYMENTS

     a. The Products, prices, discount, credit and payment terms are identified in the Company's price list(s), credit application form and Exhibit B herein, for Products as they are issued from time to time (hereinafter called the "Price List"). Dealer acknowledges receipt of the current Price List for Products authorized for sale by Dealer. Subject to paragraph 9, the parties agree that the Price List and each of the terms and conditions contained in the Price List, Credit Application and Exhibit B, in their current form or as modified by the Company from time to time, at the Company's discretion, shall be considered an integral part of this Agreement. No provisions contained in Dealer's purchase orders or other business forms which are in addition to or different from the terms and conditions stated in the Price Lists, Credit


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     Application, or this Agreement shall be of any force or effect whatsoever under any circumstances, and the Company's failure to object to any such provisions shall not be deemed a waiver of its rights to the contrary. When new Price Lists are issued to Dealer by the Company, they shall automatically become a part of this Agreement and shall supersede all prior Price Lists as of their specified effective dates.

     b. United States Federal, state or municipal taxes, including any U.S. excise taxes, and all applicable federal, provincial or GST taxes now or hereafter imposed with respect to all sales and/or the production, treatment, manufacture, delivery, transportation or proceeds of the Products specified against such sales (except income taxes applicable to the Company) will be for the sole account of Dealer, and if paid or required to be paid by the Company, the amount thereof will be added to and become part of the price payable by Dealer to the Company. Sales or use taxes of any kind in any way related to the Products, which are required by law to be collected or paid by the Company, shall be additional to the prices for Products quoted in the Price Lists.

     c. Unless an Open Account has been approved, Product will be sold to Dealer on a cash-in-advance or irrevocable letter of credit basis only or such other basis as shall be mutually agreed in writing. Such payment shall be in U.S. currency, unless a Designation is made. If the Company has made a Designation, Dealer may elect to pay either in U.S. Currency, converted at the rate of exchange in effect on the date of remittance, or in the currency in which the prices were established, provided, however, that if the Dealer elects to pay in U.S. Currency, the price on conversion may not be less than the price stated in the Price List in U.S. dollars.

     d. If, in accordance with the applicable Price List or the other agreement of the parties, Products are sold to Dealer on open account, Dealer shall pay to the Company the full amount of the purchase price of the Products, upon the date specified in the Company's invoice Net 30 days. All open accounts unpaid beyond the due date of invoice will bear interest at an annual rate of eighteen percent (18%). If, under applicable state law, such rate is usurious, then the rate of interest shall be the maximum legal rate of interest allowable in such area or state.

     e. In the event Dealer's account with the Company is past due, the Company may, in addition to any other remedies it may have under this Agreement or otherwise: (i) refuse any orders placed by Dealer or cancel or delay shipments of Products or parts; (ii) declare all sums owed to the Company by Dealer immediately due and payable; and (iii) make further sales of the Products to Dealer on a C.O.D. or cash in advance basis only.

     f. Dealer hereby grants to the Company a security interest in all Products the Company sells to Dealer and all sales proceeds of Dealer with respect thereto, and Dealer agrees that, upon the Company's request, Dealer will forthwith execute any and all financing statements and other documents that may be necessary in order to create a perfected security interest therein in favor of the Company (in each jurisdiction requested by the Company).

     g. In the event that it becomes necessary for the Company to institute litigation or arbitration to collect sums owed by Dealer, Dealer shall be responsible for all attorney's fees and costs incurred by the Company in connection with such litigation or arbitration, should a judgment or award in the Company's favor be entered.

     h. Subject to applicable law, the Company shall have the right to impose performance standards other and different than those set forth herein at any time in its sole and exclusive discretion.


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6.   DELIVERY, TITLE, RISK OF LOSS AND INSPECTION

     a. The Company will use its best efforts to fill orders accepted by the Company from Dealer as promptly as conditions permit, subject to the provisions of paragraphs 5.d and 8.c hereof. However, the Company shall not be liable to Dealer for any damages, whether direct or indirect, incidental, consequential or otherwise, for failure to ship Products, delay in shipment of Products, or for errors in shipment of Products to Dealer. Further, where partial shipments are contemplated, delay in delivery of an installment shall not relieve Dealer of its obligation to make payment therefore or to accept the remaining installments.

     b. Dealer agrees to accept shipment of the Products our Factory in San Leandro, California or Tempe, Arizona or such other place of shipment as the Company in its sole discretion determines is appropriate. Title to and risk of loss of the Products in respect of each sale shall pass to the Dealer upon the Company placing such Products in the custody of a carrier for shipment to Dealer. The Company shall in no event have any responsibility for damage caused to the Products during shipment, and it shall be the sole responsibility of Dealer to file any appropriate claims for such damages with the carrier or with Dealer's insurance carrier.

     c. Within thirty (30) days following the date of receipt of Products by Dealer, Dealer shall inspect the Products and shall immediately notify the Company of any defects in the Products.

     d. Dealer shall not return any Products delivered to Dealer without prior authorization from the Company. All Products returned by Dealer to the Company for any reason must be shipped prepaid, and must be shipped in suitable packaging, at least equivalent to the original carton supplied with the Products. The Company shall have no obligation to accept unauthorized returns of Products. All unauthorized returns shall be subject to a handling charge due to the Company from the Dealer of fifteen percent (15%) of the then prevailing invoice price of such returned item(s) plus any freight, insurance or similar charges previously paid or incurred by the Company in connection with the shipment.

7.   DISCLAIMER OF IMPLIED WARRANTIES / LIMITATIONS ON DAMAGES AND REMEDIES

     a. THE COMPANY EXTENDS LIMITED EXPRESS WARRANTIES SOLELY TO END-USERS OF THE PRODUCTS AND NOT TO DEALER. THE COMPANY MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND TO DEALER WITH RESPECT TO THE PRODUCTS. ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED AND EXCLUDED.

     b. Dealer agrees that it shall make no warranties or representations, either orally or in writing, to anyone on behalf of or in the name of the Company. Dealer agrees to indemnify and hold the Company harmless from and against any and all claims, demands, liabilities, damages, losses, costs and expenses, including without limitation reasonable attorney's fees, which the Company may suffer or incur by reason of any Dealer breach of this provision.

8.   RESERVATION OF RIGHT

     a. The Company may in its sole discretion from time to time and without prior notice to Dealer add or delete any Products or line of Products eligible to be sold to Dealer, provided that paragraph 3.a of this Agreement shall be deemed to have been modified by any such addition or deletion only upon the Company giving written notice thereof to Dealer.


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     b.  The Company in its sole discretion shall have the right to modify prices or terms set forth in the Price Lists at any time without prior notice to Dealer, provided that such modifications shall be applicable only to orders not shipped prior to the modifications.

     c. Notwithstanding any other provision of this Agreement, no order shall be deemed binding upon the Company until accepted by the Company, and the Company reserves the right to reject any order or to cancel the same or any part thereof after acceptance for credit reasons or any other reason whatsoever deemed by the Company to be sufficient.

     d. The Company shall have the right to make partial shipments with respect to Dealer's orders, which shipments shall be separately invoiced and paid for when due, without regard to subsequent shipments.

9.   RELATIONSHIP OF THE PARTIES

     The Company and Dealer agree that their relationship is that of buyer and seller only. Nothing stated in this Agreement shall be construed as creating the relationship of employer and employee, master and servant, principal and agent, franchiser and franchisee or joint venture between the parties hereto. Dealer shall be deemed an independent contractor at all times with respect to its performance hereunder, and shall have no right or authority, whether expressed or implied, to assume or create, or purport to assume or create, any obligation in the name of or on behalf of the Company. Dealer agrees to indemnify and hold the Company harmless from and against any and all claims, demands, liabilities, damages, losses, costs and expenses whatsoever, asserted or incurred by any person or entity, including without limitation reasonable attorney's fees, which the Company may suffer or incur by reason of any Dealer breach of this provision.

10.  TRADE NAMES, TRADEMARKS AND PROPRIETARY RIGHTS

     a. Dealer acknowledges that the Company is the owner or licensee of all Orban and CRL patents, copyrights, trademarks (including without limitation "Orban, Optimod, Opticodec, Sountainer, Audicy and Amigo"), service marks, trade names, trade secrets, designs and other proprietary rights in connection with or applicable to the sale and service of the Products, parts and supplies, and agrees it shall never contest such right.

     b. If under Section 3.b. Dealer is an authorized Dealer of Orban or CRL products, then Dealer is authorized by the Company to display the names "Orban" and "CRL", in connection with selling, advertising and promoting the sale of the Products, but nothing in this Agreement gives Dealer any right or interest in such trademarks or names except with respect to such limited use in connection with the sale, advertising and promotion of the Products.

     c. Dealer agrees that it shall not attach any additional trademarks or other trade designations to the Products. Dealer further agrees not to affix the Company trademark or trade name to products other than the appropriate Products covered by this Agreement.

     d. Dealer shall not remove trademarks or serial numbers from or alter any of the Products in any manner whatsoever or engage in any other activity which will in any way tend to impair the reputation of the Company or of the Products.

     e. Dealer shall never use or adopt the name of "Orban" or "CRL" or use or adopt any other name, trade name, trading style or commercial designation owned or used by the Company, or use the name of the Company, in Dealer's trade or corporate name.

     f. Dealer shall, at its cost, fully cooperate with all efforts of the Company, including participating in any legal action, which the Company may undertake to protect and


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     enforce its patents, copyrights, trademarks, service marks, trade names, trade secrets, designs or other proprietary rights.

     g. The Company shall indemnify the Dealer and shall hold the Dealer harmless against all claims, suits, damages or expenses, including counsel fees and other expenses of suits, whether the same are groundless or not, judgments and awards, by reason of any claim or allegation that the Products breach or infringe the copyrights, trademarks, service marks, trade names, trade secrets, designs or other proprietary rights of any third party, and the provisions of this paragraph shall survive any termination of this Agreement. In the event that during the term of this Agreement, the Dealer shall become aware that any third party is using or is attempting to use the trademarks, service marks or trade names which are the property of the Company, the Dealer shall promptly notify the Company.

     h. Dealer agrees to adhere to graphic, verbal and thematic standards set forth from time to time in supplemental materials provided by the Company.

     i. Upon termination of this Agreement for any reason, Dealer agrees to discontinue any and all use of the Company's trademarks and trade names, including such use in advertising, and further agrees to (i) remove all signs designating Dealer as an authorized dealer for the Products or that include any trade names or trademarks of the Company and (ii) notify and instruct publications and others who publish or broadcast Dealer's name as an authorized dealer of the Company to discontinue such publication or broadcast.

11.  DURATION OF AGREEMENT

     This Agreement shall expire on: May 8, 2003. Dealer acknowledges that no representation of any nature has been made to it as to the possibility that the Company will continue its business relationship with Dealer upon termination or expiration of the Agreement.

12.  TERMINATION

     a. Either party may terminate this Agreement at any time, as to any or all Products with or without cause. Where the termination is without cause, the terminating party shall give thirty (30) day's prior written notice to the other party, and termination shall be effective upon expiration of such thirty (30) day period. Where the termination by either party is for cause, termination shall be deemed to be effective as of the date of the happening of the event or contingency constituting the cause, provided that the terminating party gives the other party written confirmation of termination (and of cause for termination) within a reasonable time following such event or contingency.

     b. For purposes of this Agreement, cause for termination of the Dealer shall include, but not be limited to, the following events or contingencies:

         (i) if Dealer breaches any of the obligations undertaken by it in this Agreement, including without limitation any of its obligations set forth in paragraphs 1, 4, 5, 6.b, 7.b, 10, 16 and 17 hereof;

         (ii) in the event of any change for which Dealer is required to notify the Company pursuant to paragraph 1.b. herein;

         (iii) if Dealer assigns or attempts to assign any interest in this Agreement without the Company's prior written consent;

         (iv) if Dealer sells, transfers or relinquishes, voluntarily or involuntarily by operation of law or otherwise, any substantial interest in the direct or indirect ownership of Dealer, or makes any change in the operating management of Dealer;


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         (v)  if Dealer becomes insolvent or in the reasonable opinion of the
         Company will become insolvent within a period not exceeding six (6) months, files or has filed against it a petition in bankruptcy or insolvency, makes a general assignment for the benefit of its creditors or has a receiver or trustee appointed for its business or properties.

     c. In the event of termination of this Agreement for "cause," all orders not yet shipped to Dealer shall be automatically canceled. In the event of termination of this Agreement without cause, any Products shipped after notice is given by the terminating party but prior to the effective date of termination, shall be paid to the Company by certified or cashier's check prior to such effective date of termination.

     d. Following termination of this Agreement for any reason, Dealer shall submit to the Company, within ten (10) days following the effective date of termination, a list of all Products owned by Dealer as of the effective date of termination. The Company may, but need not, repurchase any or all of such Products from Dealer, at the prevailing price for such Products or parts as then shown on the applicable Price List or at such other price as the parties may mutually agree to, upon giving written notice of its intention to Dealer within thirty (30) days after receipt of the Products list from Dealer. Upon receipt of notice that the Company intends to exercise its repurchase option, Dealer agrees to have the Products delivered at Dealer's expense to the Company's San Leandro, California or Tempe, Arizona facilities or to such location in the United States as the Company may designate in the notice. The Company shall have the right to inspect all such returned Products before accepting their repurchase. The Company shall be entitled to reject and return to Dealer, freight collect, within fifteen (15) days of the Company's receipt of the returned Products, any Products which, in the Company's sole judgment, are in unacceptable condition. Repurchase shall be consummated at the prices established by the parties in accordance with this paragraph for the Products in question, less any costs incurred by the Company for repair, refurbishing or repackaging of the Products. After receipt of the Products from Dealer, the Company will issue an appropriate credit to Dealer's account, or if no accounts are outstanding, will make payment to Dealer.

     e. Dealer shall, at its expense, within ten (10) days following the effective date of termination, return to the Company all documents, materials and all tangible property supplied to Dealer without charge by the Company, and any confidential information and trade secrets received from the Company, provided that where such confidential information is not in written form or where the parties have agreed it is incapable of return, Dealer shall forever maintain the confidentiality of such confidential information.

     f. Any termination of this Agreement shall be without prejudice to any right that shall have accrued to either party hereunder prior to such termination.

     g. NEITHER THE COMPANY NOR DEALER SHALL BE LIABLE TO THE OTHER FORCOMPENSATION, REIMBURSEMENT, LOST PROFITS, INDIRECT, INCIDENTAL ORCONSEQUENTIAL DAMAGES, OR DAMAGES OF ANY OTHER KIND OF CHARACTER, AS A RESULT OF ANY TERMINATION FOR ANY REASON OR NON-RENEWAL OF THIS AGREEMENT, AND EACH PARTY HEREBY WAIVES ANY RIGHT IT HAS OR MIGHT HAVE TO MAKE A CLAIM OR DEMAND THEREFORE.

13.  CONFORMITY WITH LOCAL LAW

     The rights and obligations of the parties hereto under this Agreement shall be subject to all applicable laws, orders, regulation, directions, restrictions and limitations of governments having jurisdiction over the parties hereto. In the event, however, that any such law, order, regulation, direction, restriction or limitation, or the interpretation thereof, shall in the judgment of either party substantially alter the relationship between the


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     parties under this Agreement, or the advantages derived from such relationship, either party may request the other party hereto to modify this Agreement, and, if, within thirty (30) days subsequent to the making of such request, the parties hereto are unable to agree upon a mutually satisfactory modification hereof, then the party giving notice may terminate this Agreement pursuant to the termination without cause provisions of paragraph 12.a.

14.  FORCE MAJEURE

     The Company shall not be liable under the provisions of this Agreement for damages on account of strikes, lockouts, accidents, fires, delays in manufacturing, delays of carriers, acts of God, governmental actions, state of war or any other causes which are unforeseeable or are beyond the control of the Company, whether or not similar to those enumerated.

15.  INDEMNIFICATION

     Dealer agrees to indemnify and hold the Company harmless from and against any and all claims, damages and liabilities whatsoever, asserted by any person or entity, resulting directly or indirectly from its performance or any breach by Dealer of this Agreement, the acts or omissions of Dealer, its employees or agents, or otherwise resulting from Dealer's operation of its business. Such indemnification shall include but not be limited to the payment to the Company of all costs and attorney's fees expended by the Company in defending any such claims.

16.  ASSIGNMENT

     Dealer shall not assign this Agreement or any right hereunder or interest herein without the prior written consent of the Company, and any attempted assignment shall be null and void. The Company may in its sole discretion, at any time, assign all or any part of this Agreement, its rights or interests herein, to a partner, subsidiary or affiliated firm or entity, or to another entity in connection with the sale or transfer of all or substantially all of its business assets. Subject to these restrictions, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

17.  NOTICES

     All notices and demands of any kind which either the Company or Dealer may be required or may desire to serve upon the other under the terms of this Agreement shall be in writing and shall be served by personal delivery or by mail at the principal place of business of the other party indicated in this Agreement, or at such other address as a party may subsequently designate in writing to the other party. All notices or demands by mail shall be sent by certified or registered mail, return receipt requested. If by personal delivery, service shall be deemed complete upon such delivery. If by mail, service shall be deemed complete at the expiration of the third day after the date of mailing.

18.  NON-WAIVER

     The failure or refusal by the Company either to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right.

19.  GOVERNING LAW AND ARBITRATION

     a. Governing Law; Arbitration; U.N. Convention. This Agreement shall be construed in accordance with the internal laws of the State of Arizona, except that the United Nations Convention on the international sale of goods will be applicable to sales of the Products hereunder. No provision in any purchase order or other form exchanged between the parties shall vary the provisions of this Agreement unless both parties to this Agreement sign such purchase order or form. Except as otherwise expressly provided herein, all disputes arising under this Agreement shall be subject to binding arbitration in accordance with the rules of the American Arbitration Association with a single arbitrator appointed by the Association. All arbitration shall be conducted in Tempe, Arizona. The prevailing party shall be entitled to its costs and attorneys' fees in any such arbitration.

     b. The Arbitrator shall not have the power to alter, modify, amend, add to or subtract from any term of provision of this Agreement, nor to rule or grant any extension, renewal or continuance of this Agreement, nor to award damages or other remedies expressly prohibited by this nor to grant injunctive relief, including interim relief, of any nature.

     c. The decision (award) of the Arbitrator shall be final and binding on the parties. Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof or having jurisdiction over one or more the parties or their assets. The parties specifically waive any right they may enjoy to apply to any court for relief from the provisions of this Article or from any decision of the Arbitrator made prior to the award.

20.  SEVERABILITY

     In the event that any of the provisions of this Agreement or the application of any such provisions to the parties hereto with respect to their obligations hereunder shall be held by a court or other tribunal of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and shall be construed so as to give the fullest effect to the intent of the parties expressed herein.

21.  RELEASE OF EXISTING CLAIMS

     a. Except with respect to the terms and conditions contained in this Agreement, the parties hereto and all of their directors, officers, shareholders, partners, heirs, employees, servants, parents, subsidiaries, affiliates, attorneys, insurers, assigns, successors, family members, agents and representatives, past and present, and each of them, and all the respective successors, assigns, heirs, executors, administrators and any legal personal representatives of each of the foregoing, and each of them, hereby release, remise, acquit and forever discharge each other, and all of the foregoing, from any and all claims, demands, actions, causes of action, debts, liabilities, rights, contracts, obligations, duties, damages, costs, expenses or losses, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or contingent, direct or indirect, fixed or contingent, which may presently exist or which may hereafter become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event, transaction, matter or cause whatsoever, from the beginning of time until the date of the execution of this Agreement by the Company, excepting however, that the Company reserves its rights against Dealer for payment with respect to Products previously invoiced to Dealer, and Dealer reserves its rights against the Company only for accounting matters previously arising either out of returns of Products to the Company or for accruals for co-operative advertising, if applicable.

     b. The parties hereby expressly acknowledge and agree that the foregoing releases and waiver are essential and material terms of this Agreement, and without such provisions, this Agreement would not have been entered into.

     c. It is the intention of the parties that the releases contained herein shall not affect any rights conferred by or arising under this Agreement, but that said releases shall be effective as a bar to each and every claim, demand and cause of action specified above.

22.  HEADINGS

     Section heading are included solely for convenience, and are not to be considered part of this Agreement, are not intended to be full or accurate descriptions of the content of the Section, and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

23.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

24.  ENTIRE AGREEMENT

     This Agreement supersedes and cancels any and all other prior agreements between the parties hereto, oral or written, express or implied, with respect to the subject matter hereof. This Agreement, together with its Exhibits and the Price Lists, set forth the entire agreement between the parties hereto; it may not be changed, altered, modified or amended except by a written instrument signed by the authorized representatives of both parties hereto or as otherwise expressly provided for herein.

                  EXHIBIT A - AUTHORIZED TERRITORY & LOCATIONS


Dealer's territory is:

Principal location:

Contact Name:

Address1:

Address2:

City:____________________ Country: __________________ Postal
Code:

Telephone:_______________ Fax:_____________________ e-mail:

Alternate locations:
Contact Name:

Address1:

Address2:

City:____________________ Country: __________________ Postal
Code:

Telephone:_______________ Fax:_____________________ e-mail:

Contact Name:

Address1:

Address2:

City:____________________ Country: __________________ Postal
Code:

Telephone:_______________ Fax:_____________________ e-mail:

Exhibit B - Discount, Terms

Dealer is entitled to a 25% discount from current published Professional User Price List.

All International Sales Are Cash in Advance. An additional 5% prompt pay discount will be given to orders with payment terms of Cash in Advance only (Total discount = 28.75%). Unless an Open account has been established or other arrangements have been made, all accounts are due and payable within 30 days of invoice date. A finance charge will be added to all accounts of 18% annually.

A current Credit Application must be on file at Orban or CRL to maintain an open account.

                          EXHIBIT C - APPOINTMENT (C-1)

The Company hereby appoints Dealer and Dealer hereby accepts appointment as the Company's authorized dealer for the Products manufactured and/or sold by the Company which are indicated below:

CRL (CIRCUIT RESEARCH LABS)
AM and FM broadcast processing products, TV broadcast processing products,

Projected Annual Sales commitment: US$ ________________


DEMO PROGRAM

Distributor shall at all times maintain sufficient inventory to meet anticipated customer demands for the Products. Such inventory shall include sufficient quantities for demonstration purposes and for fulfilling customer orders for the Products.
Distributor will be allowed to purchase a reasonable and acceptable amount of demonstration equipment twice per year, based on your sales achievements at the special demo discount of 40%, based on our then current pricelist.

                   EXHIBIT C - APPOINTMENT (C-2 INTERNATIONAL)

The Company hereby appoints Dealer and Dealer hereby accepts appointment as the Company's authorized dealer for the Products manufactured and/or sold by the Company which are indicated below:

ORBAN
AM and FM broadcast processing products, TV broadcast processing products,
Internet products,
Specialized processing products,
Digital audio editing products

Projected Annual Sales commitment: US$ _______________

DEMO PROGRAM

Distributor shall at all times maintain sufficient inventory to meet anticipated customer demands for the Products. Such inventory shall include sufficient quantities for demonstration purposes and for fulfilling customer orders for the Products.
Distributor will be allowed to purchase a reasonable and acceptable amount of demonstration equipment twice per year, based on your sales achievements at the special demo discount of 40%, based on our then current pricelist.

                   EXHIBIT C - APPOINTMENT (C-3 INTERNATIONAL)

The Company hereby appoints Dealer and Dealer hereby accepts appointment as the Company's authorized dealer for the Products manufactured and/or sold by the Company which are indicated below:


CRL (CIRCUIT RESEARCH LABS)
AM and FM broadcast processing products, TV broadcast processing products,

Projected Annual Sales commitment: US$ ________________

ORBAN
AM and FM broadcast processing products, TV broadcast processing products,
Internet products,
Specialized processing products,
Digital audio editing products

Projected Annual Sales commitment: US$ ________________


DEMO PROGRAM

Distributor shall at all times maintain sufficient inventory to meet anticipated customer demands for the Products. Such inventory shall include sufficient quantities for demonstration purposes and for fulfilling customer orders for the Products.
Distributor will be allowed to purchase a reasonable and acceptable amount of demonstration equipment twice per year, based on your sales achievements at the special demo discount of 40%, based on our then current pricelist.

                          EXHIBIT C - APPOINTMENT (C-4)

The Company hereby appoints Dealer and Dealer hereby accepts appointment as the Company's authorized dealer for the Products manufactured and/or sold by the Company which are indicated below:

ORBAN CODEC EQUIPMENT
ORBAN-Europe / Dialog4
MUSIC TAXI
OPTICODEC

Projected Annual Sales commitment: US$ ______________

DEMO PROGRAM

Distributor shall at all times maintain sufficient inventory to meet anticipated customer demands for the Products. Such inventory shall include sufficient quantities for demonstration purposes and for fulfilling customer orders for the Products.
Distributor will be allowed to purchase a reasonable and acceptable amount of demonstration equipment twice per year, based on your sales achievements at the special demo discount of 40%, based on our then current pricelist.

                   EXHIBIT C - APPOINTMENT (C-5 INTERNATIONAL)

The Company hereby appoints Dealer and Dealer hereby accepts appointment as the Company's authorized dealer for the Products manufactured and/or sold by the Company which are indicated below:


CRL (CIRCUIT RESEARCH LABS)
AM and FM broadcast processing products, TV broadcast processing products,

Projected Annual Sales commitment: US$ ________________

ORBAN
AM and FM broadcast processing products, TV broadcast processing products,
Internet products,
Specialized processing products,
Digital audio editing products

Projected Annual Sales commitment: US$ ________________



ORBAN CODEC EQUIPMENT
ORBAN-EUROPE / DIALOG4
MUSIC TAXI
OPTICODEC

Projected Annual Sales commitment: US$ ________________


DEMO PROGRAM

Distributor shall at all times maintain sufficient inventory to meet anticipated customer demands for the Products. Such inventory shall include sufficient quantities for demonstration purposes and for fulfilling customer orders for the Products.
Distributor will be allowed to purchase a reasonable and acceptable amount of demonstration equipment twice per year, based on your sales achievements at the special demo discount of 40%, based on our then current pricelist.